As filed with the Securities and Exchange Commission on August 10, 1998
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                          __________________________
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          __________________________
                         SYLVAN LEARNING SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

        MARYLAND                                           52-1492296
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             1000 Lancaster Street
                           Baltimore, Maryland 21202
                                (410) 843-8000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               Douglas L. Becker
              President, Co-chief Executive Officer and Secretary
                         Sylvan Learning Systems, Inc.
                             1000 Lancaster Street
                           Baltimore, Maryland 21202
                                (410) 843-8000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                       Richard C. Tilghman, Jr., Esquire
                            Piper & Marbury L.L.P.
                            36 South Charles Street
                          Baltimore, Maryland  21201
                                (410) 539-2530

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]_____________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
Title of Shares to be Registered       Proposed Maximum Aggregate Offering Price       Amount of Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                        $28,432,176                                    $8,387
=================================================================================================================

(1) Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                           SUBJECT TO COMPLETION
                                                                 AUGUST 10, 1998
     PROSPECTUS



                               1,002,015 SHARES



                         SYLVAN LEARNING SYSTEMS, INC.


                                 COMMON STOCK

                                  ___________

     The shares of Common Stock of Sylvan Learning Systems, Inc. (the "Company") covered by this Prospectus are outstanding shares which may be offered and sold from time to time by the stockholders named herein. See "Selling Stockholders." The Company will not receive any proceeds from the sale of the shares by the Selling Stockholders.

     The Common Stock is quoted on the Nasdaq National Market under the symbol "SLVN." On August 7, 1998 the last sale price for the Common Stock as reported on the Nasdaq Stock Market was $29.375 per share.

     The Selling Stockholders may from time to time sell shares of the Common Stock offered hereby in transactions on the Nasdaq Stock Market, in privately-negotiated transactions or otherwise, in each case at negotiated prices. See "Plan of Distribution." The brokers or dealers through or to whom the shares of Common Stock covered hereby may be sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed underwriting compensation.

                                  ___________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ___________

          The date of this Prospectus is                     , 1998.


[Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.]

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission, including the reports and other information incorporated by reference into this Prospectus, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the Commission or from the Commission's Internet web site at http:\\www.sec.gov. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006. This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part and exhibits relating thereto which the Company has filed with the Commission. Copies of the information and exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fees prescribed by the Commission, may be examined without charge at the offices of the Commission or through the Commission's Internet web site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 0-22844) pursuant to the 1934 Act are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by its Annual Report on Form 10-K/A; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (iii) the Company's Current Report on Form 8-K dated July 29, 1998, relating to the restatement of the Company's consolidated financial statements for each of the three years in the period ended December 31, 1997 and for the quarters ended March 31, 1998 and 1997 to give retroactive effect to the Company's merger with Aspect International Language Schools, B.V. and subsidiaries ("ASPECT"); (iv) the Company's Current Report on Form 8-K dated March 11, 1998, relating to the restatement of the Company's selected financial data schedule to give effect to the Company's adoption of Statement of Financial Accounting Standards No. 128, Earnings Per Share as of December 31, 1997; (v) the description of Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-A, filed with the Commission under the 1934 Act; and (v) all other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Sylvan Learning Systems, Inc., 1000 Lancaster Street, Baltimore, Maryland 21202, Attention: Chief Financial Officer, telephone: (410) 843-8000.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

     Sylvan Learning Systems, Inc. (the "Company" or "Sylvan") is the leading provider of educational services to families, schools and industry. The Company provides lifelong educational services through three divisions: Sylvan Learning Centers, Sylvan Prometric and Sylvan Contract Educational Services. Sylvan Learning Centers provides personalized instructional services to kindergarten through 12th grade students of various skill levels. Sylvan Prometric delivers computer-based testing for academic admissions and professional and licensing certification programs. This division includes the operations of Wall Street Institute International B.V. and its affiliates ("Wall Street"), a European-based franchisor and operator of learning centers for English language instruction that also administers certain computer-based testing programs throughout Europe and Latin America, and ASPECT, a leading provider of international educational programs, primarily English as a Second Language for students worldwide through an intensive program typically lasting nine to twelve weeks. Sylvan Contract Educational Services provides educational services and professional development through contracts with school systems and other organizations. This division includes the operations of Canter and Associates, Inc. and Canter Educational Products, Inc. (collectively, "Canter"), a leading provider of materials and training programs for educators. Sylvan's services are delivered through its network of approximately 3,000 educational and testing centers around the globe. In 1997, total system-wide revenues were approximately $448.0 million, composed of $193.6 million from Sylvan Learning Centers ($162.4 million from franchised Learning Centers and $31.2 million from Company-owned Learning Centers, product sales, franchise sales fees and other franchise service revenues), $187.8 million from Sylvan Prometric and $66.6 million from Sylvan Contract Educational Services. In addition, Wall Street's franchise system generated approximately $85.0 million of revenues in 1997.

     Sylvan Learning Centers. This division provides supplemental instruction in reading, mathematics and reading readiness, featuring an extensive series of standardized diagnostic tests, individualized instruction, a student motivational system and continued involvement from both parents and the child's regular school teacher. As of March 31, 1998, there were a total of 680 Learning Centers in 49 states, five Canadian provinces, Hong Kong, South Korea and Guam operated by the Company or its franchisees. As of that date, Sylvan owned and operated 57 Learning Centers, and more than 450 franchisees operated 623 Sylvan Learning Centers.

     Sylvan Prometric. As of March 31, 1998, Sylvan conducted its testing business through more than 2,000 testing centers, approximately 1,200 of which are located in the United States and Canada and the remainder of which are located in more than 100 foreign countries. Principal customers for the Company's testing services are Educational Testing Services ("ETS") and, in the Information Technology ("IT") industry, Microsoft Corp. and Novell, Inc. Sylvan provides certification testing for its IT customers that support worldwide certification programs for various professionals, such as network administrators and engineers, service technicians and instructors, application specialists and developers, and system administrators, operators and engineers. The Company has been designated the exclusive commercial provider of computer-based tests administered by ETS (excluding the SAT/PSAT and Achievement Test) and, as of March 31, 1998, operated 136 permanent and 74 temporary sites in more than 100 countries to facilitate delivery of international testing for ETS. The Company also provides testing services for organizations responsible for licensing beginning teachers, physicians, registered and practical nurses, pilots and aviation mechanics and for organizations in many other fields, including computer professionals, medical laboratory technicians and military candidates. Through the Company's December 1996 acquisition of Wall Street and its May 1998 acquisition of ASPECT, Sylvan provides live and computer-based English instruction in the U.S., Canada, Europe, Latin America and Australia.

     Sylvan Contract Educational Services. As of March 31, 1998, Sylvan provided educational services under federal and various state funding programs to students in 134 public and 643 non-public schools. The Company provides remedial educational services to public and non-public school systems, and expanded these services through its May 1997 acquisition of I-R, Inc. and Independent Child Study Teams, Inc. The Company's January 1998 acquisition of Canter, which specializes in teacher training products and services, gives Sylvan the ability to enhance its teacher development services for public and non-public school contracts and to capitalize on the growing market for teacher training. Sylvan also provides educational and training services to large corporations throughout the United States, including racial and gender workplace diversity training and skills improvement programs such as writing, advanced reading, listening and public speaking, through its wholly-owned subsidiary, The PACE Group and the Company's Sylvan-At-Work program.

     The Company's principal executive offices are located at 1000 Lancaster Street, Baltimore, Maryland 21202, and its telephone number is (410) 843-8000.

                                USE OF PROCEEDS

     All of the proceeds from the sale of the shares of the Company's Common Stock offered hereby will be received by the Selling Stockholders. The Company will receive none of the proceeds from the sale of the shares of Common Stock offered hereby.



                              SELLING STOCKHOLDERS

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by the person listed therein (the "Selling Stockholders") prior to this offering, the maximum number of shares of Common Stock to be sold by the Selling Stockholders hereby, and the beneficial ownership of the Company's Common Stock by the Selling Stockholders after this offering, assuming that all shares of Common Stock offered hereby are sold.


                                                Shares Beneficially            Shares To            Shares Beneficially
                                              Owned Prior to Offering         Be Sold In            Owned After Offering
                                           ------------------------------                      -------------------------------
        Name and Address of                   Number          Percent          Offering           Number           Percent
         Beneficial Owner
---------------------------------------    --------------    ------------    --------------    --------------     ------------
Thomas Glenndahl                                  435,490          *                217,745           217,745           *
 39 Chaussee de Tervuren
 B-1410 Waterloo
 Belgium

Christer Fagersten                                435,490          *                217,745           217,745           *
 242 Mountain View Avenue
 San Rafael, California  94901

Hakan Bille                                       435,490          *                217,745           217,745           *
 80 Alcatraz Avenue
 Belvedere, California  94920

Ulf Springfors                                    435,490          *                217,745           217,745           *
 Oberhochbuhl 24
 6002 Luzern
 Switzerland

Congress & Co., as Escrow Agent/1/                262,070          *                131,035           131,035           *
 Two International Place, 5th Floor
 Boston, MA 02110

_______________
* Less than 1%.

1. Pursuant to the Stock Exchange Agreement by and among ASPECT, the stockholders of ASPECT (the "Stockholders") and the Company dated April 7, 1998 (the "Stock Exchange Agreement"), Sylvan acquired ASPECT in exchange for 2,004,030 shares of the Company's Common Stock, 262,070 shares (the "Escrow Shares") of which were placed in two escrow accounts. Each escrow account stands as security for claims made by the Company against the Stockholders in respect of the representations, warranties and covenants made by ASPECT and/or the Stockholders in the Agreement. The Escrow Shares may be released to the Stockholders at specified times under the terms of the escrow agreements. There can be no assurance, however, that any of the Escrow Shares will be released to the Stockholders.

                              PLAN OF DISTRIBUTION

     The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "SLVN." The Shares may be sold from time to time by the Selling Stockholders (or their pledgees, donees, transferees or other successors in interest) directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire the Shares a principals. In connection with any sales of the Shares hereunder, the Selling Stockholders and any broker-dealers participating such sales may be deemed to be "underwriters" within the meaning of the Securities Act. The distribution of the Shares hereunder by the Selling Stockholders may be effected in one or more transactions that may take place on the Nasdaq National Market or otherwise, including block trades or ordinary brokers' transactions, or through privately negotiated transactions, through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specially negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with such sales. The Company will not bear any commissions or discounts paid or allowed by the Selling Stockholders to underwriters, dealers, brokers or agents. To the extent required, the specific shares of Common Stock to be sold, purchase price, public offering price, the names of any such agent, dealer or underwriter and any applicable commission or discount with respect to a particular offering may be set forth in an accompanying Prospectus Supplement. The Company has agreed to bear the cost of preparing the Registration Statement of which Prospectus is a part and all filing fees and legal and accounting expenses in connection with registration of the shares of Common Stock offered by the Selling Stockholders hereby under federal and state securities laws.

                                 LEGAL MATTERS

     The legality of the shares offered hereby has been passed upon for the Company by Piper & Marbury L.L.P., Baltimore, Maryland.

                                    EXPERTS

     The historical consolidated financial statements of Sylvan appearing in the Annual Report (Form 10-K) of Sylvan for the year ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference, which, as to the years 1996 and 1995, is based in part on the report of Deloitte & Touche LLP, independent auditors. Such historical consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The supplemental consolidated financial statements of Sylvan at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 appearing in the Current Report on Form 8-K dated July 29, 1998 of Sylvan have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference, which, as to the years 1996 and 1995, is based in part on the reports of Deloitte & Touche LLP, independent auditors, and as to the years 1997, 1996 and 1995, is based in part on the reports of Smith, Lange & Phillips, LLP and Deloitte & Touche, independent auditors. Such supplemental consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

================================================================================

     No person has been authorized by
the Company to give any information or to
make any representations other than those               1,002,015 Shares
contained in this Prospectus in connection
 with the offer contained in this
Prospectus, and if given or made, such
information or representations may not be
relied upon as having been authorized by                 SYLVAN LEARNING
the Company. This Prospectus does not                     SYSTEMS, INC.
constitute an offer to sell or a
solicitation of an offer to buy any of
the securities in any jurisdiction in
which such offer or solicitation is not
authorized, or in which the person making                 Common Stock
such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.
Neither the delivery of this Prospectus nor any sale made hereunder shall create an implication that there has been no change in the affairs of the Company since the date hereof.




          ______________________                           PROSPECTUS




            TABLE OF CONTENTS


                                   PAGE
                                   ----

   AVAILABLE INFORMATION..........   1
   INCORPORATION OF CERTAIN
      DOCUMENTS BY REFERENCE......   1
   THE COMPANY....................   2
   USE OF PROCEEDS................   3
   SELLING STOCKHOLDERS...........   3
   PLAN OF DISTRIBUTION...........   4
   LEGAL MATTERS..................   4
   EXPERTS........................   4


                                                             , 1998


================================================================================

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with this Registration Statement. The Company will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


     Filing Fee-Securities and Exchange Commission..... $  8,387.00
     Nasdaq National Market Listing Fees...............   26,720.40
     Fees and Expenses of Counsel......................    6,000.00
     Miscellaneous Expenses............................    5,000.00
                                                         ----------
      TOTAL............................................ $ 46,107.40
                                                         ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter and By-laws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

     The Charter and By-laws provides that the Company will indemnify its directors and officers and may indemnify employees or agents of the Company to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. In addition, the Company's Charter provides that its directors and officers will not be liable to stockholders for money damages, except in limited instances. However, nothing in the Charter or By-laws of the Company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

ITEM 16.  EXHIBITS.

    Exhibit No.                                    Description
    ----------                                     -----------

           3.1         Articles of Amendment and Restatement of the Charter*
           3.2         Amended and Restated By-Laws dated September 27, 1996**
           4.1         Specimen Stock Certificate*
           4.2 Stock Exchange Agreement dated as of April 7, 1998 between Aspect International Language Schools, B.V., the Stockholders and Sylvan Learning Systems, Inc.
           5.1         Opinion of Piper & Marbury L.L.P.
          23.1         Consent of Ernst & Young LLP
          23.2         Consent of Deloitte & Touche LLP
          23.3         Consent of Deloitte & Touche LLP
          23.4         Consent of Smith, Lange & Phillips, LLP
          23.5         Consent of Piper & Marbury L.L.P. (contained in Exhibit
                       5.1)
          24.1         Powers of Attorney (included on signature page)

       ______________
* Incorporated by reference from the Registrant's Registration Statement on Form S-1 (No. 33-69558)
** Incorporated by reference from the Company's Annual Report on Form 10-K for the Year ended December 31, 1996.

ITEM 17.  UNDERTAKINGS.


     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (d)   The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs in contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

          (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland, on this 10th day of August, 1998.

                         SYLVAN LEARNING SYSTEMS, INC.


                         By  /s/ R. Christopher Hoehn-Saric
                            ---------------------------------------------
                             R. Christopher Hoehn-Saric, Chairman of the
                             Board and Co-Chief Executive Officer

     Know all men by these presents, that each person whose signature appears below constitutes and appoints R. Christopher Hoehn-Saric and Douglas L. Becker (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                                      Title                                 Date
              ---------                                      -----                                 ----
  /s/ R. Christopher Hoen-Saric                   Co-Chief Executive Officer and
--------------------------------------      Chairman of the Board of Directors (Principal      August 10, 1998
  R. Christopher Hoehn-Saric                             Executive Officer)


  /s/ Douglas L. Becker
--------------------------------------            Co-Chief Executive Officer                   August 10, 1998
  Douglas L. Becker                            President, Secretary and Director

  /s/ B. Lee McGee
--------------------------------------        Chief Financial Officer (Principal               August 10, 1998
  B. Lee McGee                                 Financial and Accounting Officer)

  /s/ Donald V. Berlanti
--------------------------------------                     Director                            August 10, 1998
  Donald V. Berlanti

  /s/ R. William Pollock
--------------------------------------                     Director                            August 10, 1998
  R. William Pollock

  /s/ J. Phillip Samper
--------------------------------------                     Director                            August 10, 1998
  J. Phillip Samper

  /s/ Rick Inatome
--------------------------------------                     Director                            August 10, 1998
  Rick Inatome

                                 EXHIBIT INDEX

                                                                                               Sequentially
     Exhibit No.                        Description                                            Numbered Page
     -----------                        -----------                                            -------------
             3.1    Articles of Amendment and Restatement*
             3.2    Amended and Restated By-Laws dated September 27, 1996**
             4.1    Specimen Stock Certificate*
             4.2    Stock Exchange Agreement by and among Aspect International
                    Language Schools, B.V., the Stockholders and Sylvan Learning
                    Systems, Inc. dated as of April 7, 1998
             5.1    Opinion of Piper & Marbury L.L.P.
            23.1    Consent of Ernst & Young LLP
            23.2    Consent of Deloitte & Touche LLP
            23.3    Consent of Deloitte & Touche LLP
            23.4    Consent of Smith, Lange & Phillips, LLP
            23.5    Consent of Piper & Marbury L.L.P.  (contained in Exhibit 5.1)
            24.1    Powers of Attorney (included on signature page)

     _________________________
* Incorporated by reference from the Registrant's Registration Statement on S-1 (No. 33-69558)
** Incorporated by reference from the Company's Annual Report on Form 10-K for the Year ended December 31, 1996.

                                       1